PROXY AND ELECTION FORM

                           Christiana Companies, Inc.
                             700 North Water Street
                           Milwaukee, Wisconsin 53202

           This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Sheldon B. Lubar and William T. Donovan as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Christiana Companies, Inc. (the "Common Shares") held of record by the undersigned on ________________, 1998, at the special meeting of shareholders to be held on ________________, 1998, and any and all adjournments thereof.

   You are encouraged to specify your choices by marking the appropriate boxes (SEE BELOW) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

              [X]       Please mark your votes as in this example.

             This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

                                                      FOR   AGAINST   ABSTAIN
     1.  PROPOSAL TO APPROVE THE MERGER AGREEMENT     [  ]    [  ]     [  ]
         (which includes as a part thereof the
         AGREEMENT PROVIDING FOR THE LOGISTIC
         SALE), the terms and conditions of which are described in the enclosed
         Joint Proxy Statement/Prospectus.

     2.  In their discretion the Proxies are
         authorized to vote upon such other
         business as may properly come before the meeting.


     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY AND ELECTION FORM PROMPTLY
                           USING THE ENCLOSED ENVELOPE.


   Please sign exactly as name appears below. When Common Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. if a partnership, please sign in partnership name by authorized person.


   DATED ________________, 1998 ___________________     _____________________
                                      Signature              Signature if
                                                             held jointly


           SEE REVERSE SIDE FOR INFORMATION REGARDING ELECTION TO PURCHASE
                           SHARES OF C2, INC. COMMON STOCK


                  FORM OF ELECTION TO PURCHASE C2, INC. SHARES

   I understand (i) that I will receive approximately $3.50 for each share of Christiana Common Stock that I own immediately prior to the Merger; (ii) that I am entitled to purchase the same number of shares of C2, Inc. ("C2") Common Stock at $4.00 per share; and (iii) that I may purchase more shares of C2, if they are available.

   I HEREBY ELECT THE FOLLOWING OPTION (check one):

   [ ] I do not want to purchase any shares of C2, so please send me all the proceeds from the sale of Christiana Common Stock to which I am entitled pursuant to the Merger Agreement.

   [ ] I want to purchase as many shares of C2 as possible using only the cash (approximately $3.50 per share) to which I am entitled from the sale of my Christiana Common Stock pursuant to the Merger Agreement.

   [ ] I only want to purchase __________ C2 shares using a portion of the cash (approximately $3.50 per share) to which I am entitled from the sale of my Christiana Common Stock pursuant to the Merger Agreement. Please apply the appropriate amount to such purchase and send me the balance.(A)

   [ ] I only want to purchase the number of shares of C2 to which I am entitled. Accordingly, I am hereby enclosing a check for an additional $.50 per share payable to Firstar Trust Company in the following amount. Number of shares I own: _________________ times $.50 per share.(B)

   [ ] I want to purchase the number of shares of C2 to which I am entitled, plus an additional ____________ shares of C2 (if they are available).(C) Accordingly, I am enclosing the amount set forth below payable to Firstar Trust Company:

        (1)  Number of shares I own _______________
             times $.50 per share:                     $_________________ (1)

        (2)  Number of additional C2 shares I
             want to buy __________ times $4.00
             per share:                                $_________________ (2)


                   AMOUNT ENCLOSED (1) plus (2):       $


    (A) This is the exercise of a portion of your Basic Subscription Privilege as described in the C2 Prospectus under "The Offering."
    (B) This is the exercise of your entire Basic Subscription Privilege as more fully described in the C2 Prospectus under "The Offering."
    (C) This is the exercise of your entire Basic Subscription Privilege plus your Additional Subscription Privilege as more fully described in the C2 Prospectus under "The Offering."


   AGREEMENT AND SIGNATURE

   I hereby irrevocably subscribe for the number of shares of C2, Inc. indicated above upon the terms and conditions specified in the C2, Inc. Prospectus relating thereto. Receipt of the C2, Inc. Prospectus is hereby acknowledged.


   DATED: __________, 1998  _____________________      ______________________
                                Signature                 Signature For Joint
                                                          Subscriber (if any)

   (Please date and sign using the above two lines exactly as your name appears on the reverse side of this document. Joint subscribers should each sign (using the above lines). If signing as an executor, administrator, attorney, trustee or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person.)

   TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:

   I hereby certify that the foregoing purchase of C2, Inc. Common Stock has been effected in accordance with the applicable laws of the jurisdiction in which I reside.

   DATED: ______________, 1998   ____________________    ____________________
                                      Signature           Signature For Joint
                                                          Subscriber (if any)